UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

May 18, 2022

Theseus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40869	83-0712806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Main Street Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

(857) 400-9491

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	THRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Theseus Pharmaceuticals, Inc. (the “Company”), the Board expanded the size of the Board from five to six directors and appointed Donald J. Hayden, Jr. to the Board as a Class III director, to serve until the annual meeting of stockholders held in 2024 or until his successor is duly elected and qualified, effective immediately. A copy of the press release announcing the appointment of Mr. Hayden is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the Company’s non-employee director compensation policy, Mr. Hayden was granted a stock option to purchase 60,000 shares of the Company’s common stock. The stock option will vest monthly over 36 months, subject to Mr. Hayden’s continuous service through the applicable vesting date. Mr. Hayden will also receive an annual fee of $35,000 for service as a director. In addition, Mr. Hayden will be eligible to receive, upon the conclusion of each annual meeting of stockholders, starting with the annual meeting of stockholders held in 2023, a stock option grant to purchase 30,000 shares of common stock. The stock option will vest in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the day prior to the date of the annual meeting of stockholders next following the date the annual equity award is granted, in each case, subject to Mr. Hayden’s continuous service through the applicable vesting date. The Company’s non-employee director compensation policy is described in further detail in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2022 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Mr. Hayden and the Company also entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is attached hereto as Exhibit 99.2.

There are no transactions between Mr. Hayden and the Company that would be reportable under Item 404(a) of Regulation S-K, and no arrangements or understandings with any persons pursuant to which he was selected as a director. The Board has determined that Mr. Hayden is an independent director in accordance with applicable rules of the Securities and Exchange Act of 1934, as amended, and the listing standards of The Nasdaq Stock Market.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit

99.1	Press release issued by Theseus Pharmaceuticals, Inc. on May 18, 2022

99.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to Theseus Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-259549) filed with the SEC on September 30, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theseus Pharmaceuticals, Inc.

By:	/s/ Bradford D. Dahms
Name:	Bradford D. Dahms
Title:	Chief Financial Officer

Date: May 18, 2022